CAPLEASE, INC.

Shares of 7.25% Series C Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

February 26, 2013

WELLS FARGO SECURITIES, LLC

550 South Tryon Street

Charlotte, NC 28202

Dear Sirs:

CapLease, Inc., a Maryland corporation (the “Company”), confirms its agreement with you (the “Underwriter” or “Wells Fargo”), with respect to the sale by the Company to the Underwriter of an aggregate of 850,000 shares (the “Shares”) of 7.25% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company (the “Series C Preferred Stock”). The Company previously issued and sold 850,000 shares of Series C Preferred Stock (the “Existing Series C Preferred Stock”) on January 25, 2013, which shares were registered with the U.S. Securities and Exchange Commission (the “Commission”), and all of which Existing Series C Preferred Stock are outstanding as of the date hereof. The Shares will have identical terms and conditions, other than issue date and issue price, as the Existing Series C Preferred Stock, and will constitute an additional issuance of and form a single series with, the Existing Series C Preferred Stock.

The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Commission, a registration statement on Form S-3 (No. 333-171408), including a related prospectus, for the registration of securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference or Rule 430B of the Securities Act Regulations is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Base Prospectus” means the prospectus dated February 14, 2011 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424 of the Securities Act Regulations, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424 of the Securities Act Regulations.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (a) the Base Prospectus, the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (b) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule IA, (c) the information contained on Schedule IB and (d) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, as the case may be.

The Company and the Underwriter agree as follows:

1.   Sale and Purchase

(a) Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $23.9582, the Company agrees to sell to the Underwriter the Shares, and the Underwriter agrees to purchase the Shares from the Company.

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2.   Payment and Delivery

(a) Shares. The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Underwriter by the Company upon at least 48 hours’ prior notice. Upon request of the Underwriter, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Closing Time with respect thereto at the office of Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

3.   Representations and Warranties of the Company: The Company represents and warrants to the Underwriter that:

(a) the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company’s Consolidated Balance Sheet included in its Form 10-K for the year ended December 31, 2012 (except for subsequent issuances thereof, if any, contemplated by this Agreement or pursuant to the Company’s dividend reinvestment and stock purchase plan, “at the market offering” program and employee benefit plans, and the subsequent issuance of 850,000 shares of Series C Preferred Stock in January 2013, or subsequent repurchases or redemptions of the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share (the “Series A Preferred Stock”), all as referred to in the Disclosure Package and the Prospectus or as otherwise disclosed in the Disclosure Package and the Prospectus); the outstanding shares of stock or, as applicable, partnership, membership or other equity interests, of the Company and each of the subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or partnership, membership or other equity interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim and other than a pledge of the membership interest in the owner of the Cimarex property to Bank of Oklahoma, as part of the financing on such property, and, except as disclosed in the Disclosure Package and the Prospectus and as otherwise set forth below, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations (except for warrants, rights or options issued under incentive, benefit or share purchase plans of the Company referred to in the Disclosure Package and the Prospectus for officers, employees and others performing or providing similar services), or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligations, or any such warrants, rights or options;

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(b) each of the Company and the Subsidiaries (all of which Subsidiaries are named on Schedule II, except for those Subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability company or business or other trust, as applicable, in good standing (where applicable) under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective assets and to conduct its respective businesses as described in the Disclosure Package and the Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(c) each of the Company and the Subsidiaries is duly qualified and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings or financial condition of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); except as disclosed in the Disclosure Package and the Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests (other than customary restrictions on dividends or other distributions in the Company’s short-term borrowing facilities), or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary (other than customary prepayment restrictions included in Subsidiary mortgage financing agreements);

(d) the Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(e) none of the Company and the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach thereof, or default thereunder by the Company or the Subsidiaries) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(f) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any asset of the Company or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (collectively, the “Exceptions”), and except to the extent that the indemnification and contribution provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; articles supplementary to the Company’s charter establishing the terms of the Series C Preferred Stock and authorizing the proper number of Shares (the “Articles Supplementary”) will be, by the Closing Time, duly authorized, executed and filed by the Company with the Maryland State Department of Assessments and Taxation; the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company; the Board of Directors of the Company has duly and validly reserved such Common Stock for issuance upon conversion of the Shares; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus; the form of certificate used to evidence such Common Stock issuable upon conversion of the Shares will be in substantially the form incorporated by reference as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements and requirements of the Company’s charter and bylaws;

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(h) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein or the Company’s sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time under the Securities Act and the Exchange Act, (ii) such approvals as will be obtained prior to the Closing Time in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter, (iv) filings with and approvals by the Financial Industry Regulatory Authority (“FINRA”) and (v) such approvals, authorizations, consents or orders or filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the business described in the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company and the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Disclosure Package and the Prospectus;

(j) the Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act; each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and, to the Company’s knowledge, the Company has complied with any request on the part of the Commission for additional information;

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(k) the Preliminary Prospectus when filed and the Registration Statement as of its initial effective date, the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, any subsequent effective date in connection with the Shares and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus filed in connection with the Shares will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(l) the Registration Statement, as of its initial effective date, the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter to the Company expressly for use therein (that information being limited to that described in Schedule III);

(m) the Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act Regulations), without taking into account any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer; each document incorporated by reference in the Prospectus or the Disclosure Package, when it was filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, until the completion of the public offer and sale of the Shares, any further documents so filed and incorporated by reference in the Prospectus or the Disclosure Package or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(n) as of 4:45 p.m. (Eastern time) on February 26, 2013 (the “Initial Sale Time”), the Disclosure Package did not, and at the Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter to the Company expressly for use therein (that information being limited to that described in the last sentence of Schedule III);

(o) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notifies the Underwriter in writing did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified;

(p) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(q) except for the Issuer Free Writing Prospectuses identified in Schedule IA hereto, and any electronic road show relating to the public offering of the Shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Free Writing Prospectus;

(r) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(s) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus (it being hereby acknowledged that, subject to the other representations, warranties and covenants in this Agreement, documents incorporated by reference may be filed after using any Issuer Free Writing Prospectus);

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(t) the financial statements, including the related supporting schedules and notes, included in (or incorporated by reference into) the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Disclosure Package and the Prospectus fairly presents the information shown therein and has been compiled on a basis consistent with the financial statements included in the Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Disclosure Package or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, as applicable, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information; no other pro forma financial information is required to be included in the Disclosure Package or the Prospectus; the interactive data in eXtensible Business Reporting Language included in the Company's most recent Annual Report on Form 10-K has been prepared and furnished in all material respects in accordance with the Commission’s rules and guidelines;

(u) McGladrey LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the Company’s predecessor are filed with the Commission as part of the Disclosure Package and the Prospectus or are incorporated by reference therein, were during the periods covered by their reports independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations;

(v) subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as may be otherwise stated in the Disclosure Package and the Prospectus, there has not been (i) any Material Adverse Effect or any change or event that reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that reasonably could be expected to result in a Material Adverse Effect or (iii) except for regular quarterly dividends on the Company’s Common Stock, the Series A Preferred Stock, and the Company’s 8.375% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share (the “Series B Preferred Stock”), described in the Disclosure Package and the Prospectus, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

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(w) the Shares conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, and such descriptions conform to the rights set forth in the Article Supplementary;

(x) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(y) at or before the Closing Time, the Shares will have been registered under Section 12(b) of the Exchange Act;

(z) all securities issued by the Company or any of the Subsidiaries prior to the date hereof have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

(aa) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(bb) in connection with the offering of the Shares, the Company has not offered and will not offer its Series C Preferred Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Series C Preferred Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus permitted by Section 3(q) and the Registration Statement;

(cc) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of FINRA) any member firm of FINRA;

(dd) the Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(ee) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the assets of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that could reasonably be expected to result in a judgment, decree, award or order which would have a Material Adverse Effect;

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(ff) the descriptions in the Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Disclosure Package or the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by the Exceptions and, to the Company’s knowledge, no party is in breach or default under any such agreements that could reasonably be expected to have a Material Adverse Effect;

(gg) the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Disclosure Package and the Prospectus, and none of the Company and the Subsidiaries has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(hh) the Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; the Company's auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a material role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

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(ii) each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries, except for any failure to file that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been asserted against any such entity, and the Company does not know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries;

(jj) commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”), and the current and proposed method of operation of the Company and the Subsidiaries as described in the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;

(kk) the Company and the Subsidiaries maintain, and, to the Company’s knowledge, their borrowers maintain, insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the business of the Company and the Subsidiaries;

(ll) each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; none of the Company and the Subsidiaries has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in ERISA and subject to Title IV of ERISA) or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company or any of the Subsidiaries would have any material liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;

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(mm) none of the Company and the Subsidiaries, or, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans or servicing arrangements to the Company or any of the Subsidiaries, (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; or (iii) made any other payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Disclosure Package or the Prospectus;

(nn) except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or of any of the Subsidiaries or any of the members of the families of any of them; except as otherwise disclosed in the Disclosure Package and the Prospectus, no other relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Disclosure Package or the Prospectus and that is not so described;

(oo) except as disclosed in the Disclosure Package and the Prospectus or payable to the Underwriter or its affiliates, none of the Company and the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(pp) none of the Company and the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(qq) any statistical and market-related data included in the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(rr) there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement;

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(ss) except as disclosed in the Disclosure Package and the Prospectus: (i) the Company and the Subsidiaries have good title to (and are the sole legal, beneficial and equitable owner of) all loan assets and other personal property described in the Disclosure Package or the Prospectus or shown on the financial statements included in the Disclosure Package and the Prospectus, and own fee simple title to or have a valid leasehold interest or estate for years in, as applicable, all real property (other than real property not purported to be owned or leased by the Company or the Subsidiaries) described in the Disclosure Package or the Prospectus or shown on the financial statements included in the Disclosure Package and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except as do not materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and (ii) any real property improvements, equipment and personal property held under lease by the Company or any of the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property improvements, equipment and personal property by the Company or such Subsidiary;

(tt) the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, a lender’s title insurance policy on any real property in respect of which the Company or any of the Subsidiaries has a loan in its portfolio as of the date hereof or the Closing Time secured thereby that insures the lien of its mortgage on the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and so secured by the real property; other than with respect to certain development properties which would not reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, an owner’s or leasehold title insurance policy on any real property owned in fee or leased, as the case may be, by the Company or any of the Subsidiaries as of the date hereof or the Closing Time that insures its fee simple title or leasehold interest with coverage in an amount at least equal to the amount generally deemed in the Company’s industry to be commercially reasonable in the market where the property is located;

(uu) there are no real property interests or loans in respect of real property that any of the Company and the Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Company or the Subsidiaries of interests in real property or loans in respect of real property that are required to be described in the Disclosure Package or the Prospectus and are not so described;

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(vv) except as set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (ii) are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company or any of the Subsidiaries;

(ww) except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) none of the Company and the Subsidiaries has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of Hazardous Materials (as hereinafter defined) on, in, under, to or from any of the Real Property (as hereinafter defined), except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company has not received any notice of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to any of the Real Property, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) none of the Company and the Subsidiaries has received any notice of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Disclosure Package or the Prospectus or arising out of the conduct of any of the Company and the Subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined), except for claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) none of the Real Property is included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority; and (v) in the operation of the Company’s and its predecessor’s businesses, the Company or its predecessor has acquired, before the acquisition or origination of any loan in respect of real property or the acquisition of any real property, an environmental assessment of the real property and, to the extent that any condition was revealed that could reasonably have been expected to result in material liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company or its predecessor took, or required its borrower to take, all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute;

as used herein, “Real Property” means collectively any real property underlying any loan held by the Company or any of the Subsidiaries or any real property leased or owned by any of them;

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as used herein, “Hazardous Material” means, without limitation, any flammable explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, regulation or rule, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties described in the Disclosure Package or the Prospectus;

(xx) to the Company’s knowledge, there are no costs or liabilities associated with any of the Real Property arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(yy) none of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial profit or equity interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director, employee or significant shareholder;

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(zz) except as disclosed in the Disclosure Package and the Prospectus, (i) the Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) to the Company’s knowledge, the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (iii) the Company has not received any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened and that, in each case individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s knowledge, all improvements constituting a part of the Real Property are free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as could not reasonably be expected to have Material Adverse Effect, (v) all liens, charges, encumbrances, claims, or restrictions on or affecting the assets of the Company or any of the Subsidiaries that are required to be described in the Disclosure Package or the Prospectus are disclosed therein; (vi) all leases of any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), to the Company’s knowledge no tenant under any of such leases is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vii) all notes and other loan agreements, mortgages, assignments of leases and rents, subordination agreements and other security agreements in favor of the Company and the Subsidiaries with respect to any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), except for such failures to be legal, valid and binding that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge no party to any such agreement is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (viii) no tenant under any lease pursuant to which any of the Real Property is leased has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except for such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect;

(aaa) neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith;

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(bbb) the operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ccc) neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(ddd) any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4.   Certain Covenants:

The Company hereby agrees with the Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

(c) to prepare the Prospectus in a form reasonably approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) in such quantities and at such location as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

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(d) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act Regulations, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule IA;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to advise the Underwriter immediately, and, if requested by the Underwriter, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or cease-and-desist order in connection with the public offering of the Shares or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing (unless required to do so by law);

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(h) to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) that, in the judgment of the Company or in the reasonable opinion of the Underwriter or counsel for the Underwriter, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, or (iii) if it is necessary to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish promptly to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the Securities Act and the Securities Act Regulations;

(i) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(j) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus relating to the Shares, to furnish for review a copy thereof to the Underwriter and counsel for the Underwriter and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects (unless required to do so by law);

(k) to furnish promptly to the Underwriter, upon request, such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto relating to the Shares (including all exhibits filed therewith or incorporated by reference therein) as the Underwriter may reasonably request;

(l) to furnish to the Underwriter, not less than one business day before filing with the Commission subsequent to the date of the Prospectus and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

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(m) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus;

(n) to make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or later than 90 days, if such fiscal quarter is the last fiscal quarter of the Company’s fiscal year) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(o) to use its commercially reasonable efforts to effect and maintain the listing of the Shares on the New York Stock Exchange;

(p) to reserve and keep available at all times the maximum number of Common Stock issuable upon conversion of the Shares;

(q) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(r) (i) from the date of this Agreement through, and including, the Closing Time, not to offer, sell, contract to sell or otherwise dispose of, except for the sale of the Shares as provided hereunder, any Series C Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock, without the prior written consent of the Underwriter; and (ii) from the day immediately following the Closing Time through, and including, the 15th day after the date of this Agreement, not to offer, sell, contract to sell or otherwise dispose of, any Series C Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock, at a price less than the initial price to public set forth on the cover page of the Prospectus, exclusive of accrued dividends, without the prior written consent of the Underwriter;

(s) not to, and to use its best efforts to cause its officers and directors not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company, except for compensation paid in connection with the repurchase by the Company of the Series A Preferred Stock;

(t) to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless it is determined by the Company’s board of directors to be in the best interest of the Company for the Company to no longer so qualify; and

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(u) to use its best efforts not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

5.   Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter (other than transfer taxes on resales by the Underwriter); (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers; (iv) filing for review of the public offering of the Shares by FINRA; (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (vii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Shares (including but not more than 50% of the expense of charter jet flights shared with representatives of the Underwriter); (viii) costs and expenses of any internet road show; (ix) preparing and distributing three copies of bound volumes of transaction documents for the Underwriter and its legal counsel; (x) the performance of the Company’s other obligations hereunder; provided that, except as provided in this Section 5 or in Section 8, the Underwriter shall pay its own costs and expenses and the Underwriter shall reimburse the Company for the following out-of-pocket expenses: (a) legal, accounting, NYSE listing, transfer agent, printing and corporate filing fees and expenses related to the offering contemplated hereunder and (b) fees and expenses related to the Company’s recent financing transaction for its two Englewood, CO office properties, including a pro rata portion of the commitment fee paid to secure the related financing facility, items (a) and (b) in the aggregate not to exceed $230,000.

(b) If this Agreement shall be terminated by the Underwriter pursuant to clause (a) of Section 7, the Company will reimburse the Underwriter for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of DLA Piper LLP (US)) reasonably incurred by the Underwriter in connection with this Agreement or the transactions contemplated herein, up to a maximum amount set forth on Schedule IV.

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6.   Conditions of the Underwriter’s Obligations:

The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time the performance by the Company of its obligations hereunder and the satisfaction (or waiver by the Underwriter) of the following further conditions at the Closing Time:

(a) The Company shall furnish to the Underwriter at the Closing Time opinions of Hunton & Williams LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriter and dated the Closing Time, as set forth on Schedule V.

(b) The Company shall furnish to the Underwriter at the Closing Time an opinion of the Company’s Vice President, General Counsel and Corporate Secretary, addressed to the Underwriter, dated the Closing Time and otherwise in form and substance satisfactory to DLA Piper LLP (US), counsel for the Underwriter, stating as set forth on Schedule VI.

(c) [Intentionally omitted.]

(d) [Intentionally omitted.]

Counsel may call attention to the fact that, in connection with the delivery of its opinion, counsel has not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

(e) The Underwriter shall have received from McGladrey, LLP letters dated, as of the date of this Agreement and, the Closing Time, as the case may be, addressed to the Underwriter, in form and substance satisfactory to the Underwriter, relating to the financial statements, including pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(f) The Underwriter shall have received at the Closing Time the favorable opinion of DLA Piper LLP (US), dated the Closing Time, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

(g) No amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall have been filed to which the Underwriter shall have reasonably objected in writing.

(h) Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or cease-and-desist order in connection with the public offering of the Shares or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; and (iii) none of the Registration Statement, the Disclosure Package and the Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i) All filings with the Commission required by Rule 424 of the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such rule (without reliance on Rule 424(b)(8) of the Securities Act Regulations).

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) [Intentionally omitted.]

(l) The Underwriter shall have received at or before the Closing Time, a certificate of the Company’s Chief Executive Officer or Chief Financial Officer, in each case on behalf of the Company and not individually, to the effect that:

(i)         the representations and warranties of the Company in this Agreement that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects and those representations and warranties of the Company in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects, as if made on and as of such date, and the Company has complied with all the agreements in all material respects and all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii)        no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer’s knowledge, threatened under the Securities Act; and

(iii)       the Registration Statement, at its initial effective date, the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and any subsequent effective date in connection with the Shares did not, the Disclosure Package, as of the Initial Sale Time and the date of such certificate, did not and does not, and the Prospectus, as of its date and the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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7.   Termination:

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, any change or event that has had, or reasonably could be expected to have, a Material Adverse Effect, whether or not arising in the ordinary course of business, or (c) if a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, or (d) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (e) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (f) a general banking moratorium shall have been declared by any federal, Maryland or New York authorities, or (g) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (h) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Underwriter, will have a Material Adverse Effect.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

If the purchase by the Underwriter of the Shares, as contemplated by this Agreement, is not consummated by the Underwriter for any reason permitted under this Agreement or if such sale is not consummated because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 8 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

25

8.   Indemnity and Contribution by the Company and the Underwriter:

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Underwriter or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any preliminary prospectus, the Prospectus and any amendment or supplement thereto and any prospectus wrapper material), (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or (iii) any omission or alleged omission to state a material fact required to be stated in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

If any action is brought against the Underwriter or a controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

26

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that the statements identified in Schedule III attached hereto constitute the only information furnished by the Underwriter to the Company for purposes of this Section 8. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Underwriter will not relieve the Underwriter of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

27

(c) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify (to the extent provided in this Section 8) the indemnified party against any loss, expense, liability, damage or claim by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriter from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and by the Underwriter shall be deemed to be in the same proportion as the total proceeds from the sale of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii), of subsection (d) above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each affiliate of the Underwriter, each officer, director, employee, partner, and member of the Underwriter or its affiliates and each person, if any, who controls the Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

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9.   Survival:

The indemnity and contribution agreements contained in Section 8 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter or its affiliates, or its or their officers, directors, employees, partners and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

10. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management Department, or by facsimile to (704) 410-0326, or if to the Company shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1065 Avenue of the Americas, New York, New York 10018, Attention: General Counsel.

11. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

29

12. Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Underwriter undertakes to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriter shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement.  The Company acknowledges and agrees that: (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with any of the transactions contemplated hereby and the process leading to the transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (c) the Underwriter has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters); and (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests. The Company acknowledges that the Underwriter disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriter’s performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

13. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and the controlling persons, directors and officers referred to in Sections 8 and 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

15. U.S.A. Patriot Act Notification:

The Company acknowledges that federal law, to help fight the funding of terrorism and money laundering activities, requires the Underwriter to obtain, verify and record vital information that identifies each person or entity that opens an account and/or enters into a business relationship with such financial institutions.

[Signature page follows.]

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If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriter.

Very truly yours,

CAPLEASE, INC.

By:	/s/ Paul H. McDowell
Name:	Paul H. McDowell
Title:	Chief Executive Officer

Accepted and agreed to as

of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

SCHEDULE IA

Dated February 26, 2013

Filed Pursuant to Rule 433

Registration Statement No. 333-171408

Relating to Preliminary Prospectus Supplement

Dated February 26, 2013 to Prospectus Dated February 14, 2011

CAPLEASE, INC.

7.25% Series C Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

FINAL PRICING TERMS

Issuer:	CapLease, Inc.

Title of Shares:	7.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”)

Sole Underwriter:	Wells Fargo Securities, LLC

Number of Shares:	850,000 shares

Public Offering Price:	$24.73235 per share

Yield (including accrued dividend):	7.328%

Yield (excluding accrued dividend):	7.375%

Net Proceeds (before expenses) to Issuer:	$20,364,470

Maturity:	Perpetual (unless the Issuer decides to redeem the shares at its option or, under limited circumstances where the holders of the Series C Preferred Stock have a conversion right, such holders decide to convert the Series C Preferred Stock into the Issuer’s common stock)

Trade Date:	February 26, 2013

Settlement Date:	March 1, 2013 (T+3)

Dividend Rate:	7.25% per annum of the $25.00 per share liquidation preference (equivalent to approximately $1.8125 per annum per share)

Dividend Payment Dates:	Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend payment date for the Series C Preferred Stock sold in this offering will be April 15, 2013, and the dividend payable on that date will be in the amount of $0.4027778 per share. If any date on which dividends are first payable is not a business day, then the dividend is paid on the next succeeding business day, and no interest or additional dividends or other sums accrues as a result of any such delay. Dividends on the Series C Preferred Stock will accumulate whether or not the Issuer has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

SIIA-1

Liquidation Preference:	$25.00 per share of Series C Preferred Stock, plus an amount equal to accumulated and unpaid dividends, whether or not authorized or declared.

Optional Redemption:	The Issuer may not redeem the Series C Preferred Stock prior to January 25, 2018, except as described below under Special Optional Redemption and in limited circumstances relating to its continuing qualification as a REIT. At any time on and after January 25, 2018, the Issuer may, at its option, redeem the Series C Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of redemption.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below under “Conversion Rights”), the Issuer may, at its option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends (whether or not authorized or declared) to, but not including, the date of redemption. The Issuer refers to this redemption as a ‘‘special optional redemption.’’ If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series C Preferred Stock (whether its optional redemption right or its special optional redemption right), the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Conversion Rights:	Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock (or equivalent value of alternative consideration) per share of Series C Preferred Stock to be converted equal to the lesser of:

SIIA-2

•	the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (2) the Common Stock Price (as defined below); and

•	8.9127 (referred to as the “Share Cap”), subject to adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of the Issuer’s common stock), subdivisions or combinations (in each case, a ‘‘Stock Split’’) with respect to the Issuer’s common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of the Issuer’s common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Stock Split by (2) a fraction, the numerator of which is the number of shares of the Issuer’s common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of the Issuer’s common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration (as defined in the preliminary prospectus supplement), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series C Preferred Stock offered hereby will not exceed 7,575,795 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) (the ‘‘Exchange Cap’’). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional shares of Series C Preferred Stock are issued in the future.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series C Preferred Stock when the following has occurred and is continuing:

SIIA-2

•	the acquisition by any person, including any syndicate or group deemed to be a ‘‘person’’ under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The ‘‘Change of Control Conversion Date’’ is the date the Series C Preferred Stock is to be converted, which will be a business day that is no less than 20 days nor more than 35 days after the date on which the Issuer provides the notice described above to the holders of Series C Preferred Stock.

The ‘‘Common Stock Price’’ will be: (1) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash; and (2) the average of the closing prices for the Issuer’s common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is other than solely cash.

Proposed Listing / Symbol:	NYSE / “LSEPrC”

CUSIP / ISIN:	140288 408/ US 1402884084

SIIA-2

The Issuer has filed a registration statement, a prospectus dated February 14, 2011 and a preliminary prospectus supplement dated February 26, 2013 with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the registration statement, the prospectus and the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

SIIA-2

SCHEDULE IB

Issuer:	CapLease, Inc.
Size:	$21,022,497.50
Initial Price to Public:	$24.73235 per share
Shares Offered:	850,000 shares of Series C Preferred Stock
Trade Date:	February 26, 2013
Settlement Date:	March 1, 2013
CUSIP / ISIN:	140288 408/ US 1402884084
Sole Underwriter:	Wells Fargo Securities, LLC

SIIB-1

SCHEDULE II

Caplease, LP*

CLF OP General Partner, LLC*

Caplease Services Corp.*

CLF Ridley Park Business Trust

CLF VA Ponce LLC

CLF 1000 Milwaukee Avenue LLC

CLF 555 N Daniels Way LLC

CLF Bobs Randolph LLC

KDC Busch Boulevard LLC

Columbia Pike I, LLC

CLF Parsippany LLC

Caplease Credit LLC*

EVA LLC

CapLease Investment Management LLC

CA Portsmouth Investment Trust

CLF Herndon LLC

CLF Aliso Viejo Business Trust

CLF Rapp Irving LP

CLF Rapp Irving GP LLC

CLF Tollway Plano LP

CLF Tollway Plano GP LLC

CLF DEA Birmingham LLC

CLF FBI Birmingham LLC

CLF EPA Kansas City LLC

CLF SSA Austin LP

CLF SSA Austin GP LLC

KDC Norman Woods Business Trust

CLF 6116 GP LLC

Capital Property Associates Limited Partnership

CLF Sylvan Way LLC

CLF EPA Member LLC

SIII-1

CLF Mercer Island LLC

CLF Electric Road Roanoke LLC

CLF McCullough Drive Charlotte LLC

Caplease Statutory Trust I

CLF Red Lion Road Philadelphia Business Trust

CLF South Monaco Denver LLC

CLF Greenway Drive Lawrence LLC

CLF Noria Road Lawrence LLC

CLF New Falls Business Trust

Caplease Debt Funding, LP*

CLF TW Milwaukee LLC

CLF Wyoming Business Trust

CLF FBI Albany LLC

CLF Fresno Business Trust

CLF Grassmere Nashville LLC

CLF Arlington LP

CLF Arlington GP LLC

CLF JCI Florida LLC

CLF Simi Valley Business Trust

CLF Yolo County Business Trust

CLF Fort Worth LP

CLF Fort Worth GP LLC

CLF Holding Company LLC

CLF Real Estate LLC

Walters Connecticut Venture Trust

Prefco II, GP LLC

Prefco II Limited Partnership

SIII-2

Prefco Fifteen GP LLC

Prefco Fifteen Holdings Limited Partnership

Prefco Quinze LLC

Prefco Dix-Neuf LLC

Prefco Nineteen Limited Partnership

CLF Breinigsville Holding Company LLC

CLF Breinigsville Business Trust

CLF Landmark Omaha LLC

CLF Dodge Omaha LLC

CLF Fort Wayne LLC

CLF Lathrop Business Trust

CapLease 2007-STL LLC

CLF Cane Run Member, LLC

CLF Cane Run Louisville LLC

CLF Cooper Franklin LLC

CLF 10777 Clay Road LLC

CLF Cheyenne Tulsa, LLC

CLF Cheyenne Tulsa Member, LLC

CLF Elysian Fields LLC

CLF Lakeside Richardson LLC

CLF Sierra LLC

CLF Park Ten Houston LLC

CLF Pulco One LLC

CLF Pulco Two LLC

CLF Farinon San Antonio LLC

All entities other than those in italics are “Designated Subsidiaries” for purposes of Schedule VI.

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SCHEDULE III

The following information under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus:

•	the statements in the third paragraph concerning the terms of the offering by the Underwriter (which paragraph concerns the initially proposed public offering price, concessions and re-allowances) and

•	the statements in the seventh paragraph (which paragraph concerns stabilizing transactions).

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SCHEDULE IV

Fifty thousand and no/100 dollars ($50,000)

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SCHEDULE V

See attached.

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SCHEDULE VI

(i)          all of the outstanding shares of capital stock, partnership interests or membership interests, as applicable, of each Subsidiary identified on Schedule II other than the italicized Subsidiaries (each, a “Designated Subsidiary” and together the “Designated Subsidiaries”) have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests or membership interests, non-assessable (except to the to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock, partnership interests or membership interests, as applicable, of the Designated Subsidiaries are directly or indirectly owned of record by the Company;

(ii)          except as disclosed in the Disclosure Package and the Prospectus, and to such counsel’s knowledge, there are no outstanding rights to subscribe for or purchase from the Company or any of the Designated Subsidiaries any capital stock, partnership interests, membership interests or other equity interests, as applicable, or any securities or obligations convertible or exchangeable for such interests;

(iii)          each of the Designated Subsidiaries marked with an asterisk on Schedule II has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation with the corporate, limited partnership or limited liability company power and authority to own its assets and to conduct its business as described in the Disclosure Package and the Prospectus;

(iv)          the Company, CLF OP General Partner, LLC, Caplease, LP and Caplease Debt Funding, LP are qualified to transact business and are in good standing in each jurisdiction set forth opposite their respective names on a schedule to counsel’s opinion letter;

(v)          the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any agreement filed as an exhibit to the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2012 (the “Annual Report”) or any of the Current Reports on Form 8-K filed by the Company since January 1, 2013 (the “Current Reports”);

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(vi)          to such counsel’s knowledge, there are no actions, suits or proceedings before any court or governmental or other regulatory authority or arbitrator pending or threatened in writing against the Company or any of the Designated Subsidiaries or any of their respective officers and directors (in such capacity) that are required to be disclosed in the Disclosure Package or the Prospectus but are not so disclosed; to such counsel’s knowledge, there are no decrees, judgments or orders that specifically name the Company or any Designated Subsidiary that are required to be disclosed in the Disclosure Package or the Prospectus but are not so disclosed or that could materially and adversely affect the ability of the Company to execute, deliver and perform this Agreement;

(vii)          to such counsel’s knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights that have been waived, satisfied or which were not exercised after due notice thereof or that are inapplicable with respect to the offering contemplated by this Agreement;

(viii)          to such counsel’s knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or are required to be described in the Disclosure Package or the Prospectus which have not been so filed or described, as required;

(ix)          the Company is not, and after giving effect to the application of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, counsel may limit his opinions to the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, and may rely, as to factual matters, on certificates of public officials and other officers of the Company.

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Table of Contents

Payment and Delivery	3
Representations and Warranties of the Company	3
Certain Covenants	18
Payment of Expenses	22
Conditions of the Underwriter’s Obligations	23
Termination	25
Indemnity and Contribution by the Company and the Underwriter	26
Survival	29
Notices	29
Governing Law; Headings	29
Duties	30
Parties at Interest	30
Counterparts and Facsimile Signatures	30
U.S.A. Patriot Act Notification	30